Exhibit 10.30
AMENDMENT NO. 1 TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment No. 1”) is made, effective as of March 16, 2008, by and between Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), and Paul J. Klaassen (“Executive”).
Recitals:
     WHEREAS, Executive and the Company previously entered into the Amended and Restated Employment Agreement, effective as of November 13, 2003 (the “Employment Agreement”), in which the Company employed Executive as both the Company’s Chairman and the Company’s Chief Executive Officer; and
     WHEREAS, Executive and the Company wish to amend the terms of the Employment Agreement to provide that Executive’s employment by the Company pursuant to the Employment Agreement shall be solely as the Company’s Chief Executive Officer and not as Chairman and Chief Executive Officer.
Agreement:
     NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, the Company and Executive, intending to be legally bound, agree as follows:
          1. The first recital in the Employment Agreement is deleted in its entirety, and is restated to read as follows:
“WHEREAS, the Company wishes to employ the Executive as Chief Executive Officer on the terms and conditions set forth in this Agreement; and”
          2. Section 1 of the Employment Agreement is deleted in its entirety, and is restated to read as follows:
“1. SCOPE OF EMPLOYMENT. The Company hereby agrees to employ the Executive upon the terms and conditions herein set forth and the Executive agrees to perform such executive duties as may be determined and assigned to him by the Board of Directors of the Company (the “Board”). The Executive hereby accepts such employment, subject to the terms and conditions herein set forth. The Executive shall have the title of Chief Executive Officer. While serving as Chief Executive Officer, the Executive shall have the customary duties and powers of such position. The Executive shall not be employed by any other organization during the term of this Agreement.”

          3. The words “Chairman and” in Section 2(c)(ii) of the Employment Agreement are hereby deleted.
          4. It is understood and agreed by the parties hereto that the change in the scope of Executive’s employment as provided by this Amendment No. 1 shall not constitute, or give rise to a right by the Executive to terminate his employment or the Employment Agreement for, Good Reason (as previously defined in the Employment Agreement).
          5. The provisions of this Amendment No. 1 may be amended and waived only with the prior written consent of the parties hereto. This Amendment No. 1 may be executed and delivered in one or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.
          6. Except as set forth in this Amendment No. 1, the Employment Agreement shall remain unchanged and shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 on the date first written above.

SUNRISE SENIOR LIVING, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer

EXECUTIVE
By:	/s/ Paul J. Klaassen
Paul J. Klaassen

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